Exhibit 4(c)


                                                  DRAFT
                                                  12/30/94


                           [FORM OF FACE OF SECURITY]

                               Floating Rate Note

REGISTERED                         REGISTERED
No. FLR                            [PRINCIPAL AMOUNT]
                                   CUSIP:  *

          Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.*

       IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "ORIGINAL YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) SET FORTH BELOW HAVE BEEN COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

                       AMERICAN HOME PRODUCTS CORPORATION
                           MEDIUM-TERM NOTE, SERIES
                                                    -
                                 (Floating Rate)

BASE RATE:        ORIGINAL ISSUE DATE:           MATURITY DATE:

INDEX MATURITY:   INTEREST ACCRUAL DATE:         INTEREST PAYMENT DATE(S):

SPREAD (PLUS      INITIAL INTEREST RATE:         INTEREST PAYMENT PERIOD:
OR MINUS):
                  INITIAL INTEREST RESET DATE:   INTEREST RESET PERIOD:

ALTERNATE RATE    MAXIMUM INTEREST RATE:         INTEREST RESET DATES:
EVENT SPREAD:

SPREAD            MINIMUM INTEREST RATE:         CALCULATION AGENT:
MULTIPLIER:
                  INITIAL REDEMPTION DATE:       SPECIFIED CURRENCY:

                  INITIAL REDEMPTION             TOTAL AMOUNT OF OID:
                  PERCENTAGE:

                  ANNUAL REDEMPTION              ORIGINAL YIELD TO
                  PERCENTAGE REDUCTION:          MATURITY:

                  OPTIONAL REPAYMENT DATE(S):    INITIAL ACCRUAL PERIOD OID:


- -------------------
*  Applies only if this Note is a Registered Global Security.

          American Home Products Corporation, a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby
promises to pay to              , or registered assignees, the principal sum of
                   -------------
               on the Maturity Date specified above (except to the extent
- --------------
redeemed or repaid prior to the Maturity Date) and to pay interest thereon, from the Interest Accrual Date specified above at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above, and thereafter at a rate per annum determined in accordance with the provisions specified on the reverse hereof until the principal hereof is paid or duly made available for payment. The Issuer will pay interest in arrears monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Interest Accrual Date specified above, and on the Maturity Date (or any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs
                 --------  -------
between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if an Interest Payment Date or the Maturity Date or
- --------  -------
redemption or repayment date would fall on a day that is not a Business Day, as defined on the reverse hereof, such Interest Payment Date, Maturity Date or redemption or repayment date shall be the following day that is a Business Day, except that if the Base Rate specified above is LIBOR and such next Business Day falls in the next calendar month, the Interest Payment Date, Maturity Date or redemption or repayment date shall be the immediately preceding day that is a Business Day.

          Interest on this Note will accrue from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Interest Accrual Date, until the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day) (each such date a "Record Date"); provided, however, that
                                                  --------  -------
interest payable on the Maturity Date (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable.

          Payment of the principal of this Note, any premium and the interest due at the Maturity Date (or any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine. Payment of the principal of and premium, if any, and interest on this Note will be made in the Specified Currency indicated above; provided,
                                                                  --------
however, that U.S. dollar payments of interest, other than interest due at
- -------
maturity or any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 or more in aggregate principal amount of Notes having the same Interest Payment Date will be entitled to receive payments of interest, other than interest due at maturity or any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date. If this Note is denominated in a Specified Currency other than U.S. dollars, payments of interest hereon will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date. If such wire transfer instructions are not so received, such interest payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed under its corporate seal.

DATED:                             AMERICAN HOME PRODUCTS
                                     CORPORATION


                                   By
                                      ---------------------------
                                        Title:

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Notes
referred to in the within-
mentioned Indenture.

MANUFACTURERS HANOVER TRUST COMPANY,
  as Trustee


By
   --------------------------
        Authorized Officer

                          [FORM OF REVERSE OF SECURITY]

          This Note is one of a duly authorized issue of Medium-Term Notes, Series , having maturities more than nine months from the date of issue (the
       -
"Notes") of the Issuer.  The Notes are issuable under an indenture (the
"Indenture"), dated as of          , 199 , between the Issuer and Manufacturers
                          ---------     -
Hanover Trust Company, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed Manufacturers Hanover Trust Company at its principal corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

          This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

          Unless otherwise indicated on the face of this Note, this Note may not be redeemed prior to the Maturity Date. If so indicated on the face of this Note, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

          Unless otherwise indicated on the face of this Note, this Note shall not be subject to repayment at the option of the holder prior to the Maturity Date. If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its principal corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided, that such
                                                         --------
telegram, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

          This Note will bear interest at the rate determined in accordance with the applicable provisions below by reference to the Base Rate shown on the face hereof based on the Index Maturity, if any, shown on the face hereof (i) plus or minus the Spread, if any, or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. Commencing with the Initial Interest Reset Date specified on the face hereof, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date (as used herein, the term "Interest Reset Date" shall include the Initial Interest Reset Date). The Interest Reset Dates will be the Interest Reset Dates specified on the face hereof; provided, however, that (i) the interest rate
        --------  -------
in effect for the period from the Interest Accrual Date to the Initial Interest Reset Date will be the Initial Interest Rate and (ii) the interest rate in effect hereon for the 15 days immediately prior to the Maturity Date hereof (or, with respect to any principal amount to be redeemed or repaid, any redemption or repayment date) shall be that in effect on the fifteenth calendar day preceding the Maturity Date hereof or such date of redemption or repayment, as the case may be. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if the Base Rate specified on the face hereof is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day. As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York and (i) with respect to Notes denominated in a Specified Currency other than U.S. dollars, European Currency Units ("ECUs") or Australian dollars, in the capital city of the country of the Specified Currency, (ii) with respect to Notes denominated in ECUs, in Luxembourg, (iii) with respect to Notes denominated in Australian dollars, in Sydney and (iv) with respect to Notes bearing interest calculated by reference to LIBOR, in the City of London.

          The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the CD Rate, Commercial Paper Rate, Federal Funds Rate and Prime Rate will be the second Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to LIBOR shall be the second London Banking Day preceding such Interest Reset Date. As used herein, "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Treasury Rate shall be the day of the week in which such Interest Reset Date falls on which Treasury bills normally would be auctioned; provided, however, that if as
                                                  --------  -------
a result of a legal holiday an auction is held on the Friday of the week preceding such Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall
                                    --------  -------
fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following the date of such auction.

          The "Calculation Date" pertaining to any Interest Determination Date will be the earlier of the tenth calendar day after such Interest Determination Date or the next succeeding Record Date after such Interest Determination Date or, if either such day is not a Business Day, the next succeeding Business Day.

          Determination of CD Rate.  If the Base Rate specified on the face
          ------------------------
hereof is the CD Rate, the CD Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate on such date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)"), under the heading "CDs (Secondary Market)," or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Certificates of Deposit." If neither of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, then the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent referred to on the face hereof and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date for certificates of deposit in the denomination of U.S. $5,000,000 with a remaining maturity closest to the Index Maturity specified on the face hereof of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit; provided,
                                                                      --------
however, that if the dealers selected as aforesaid by the Calculation Agent are
- -------
not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest Rate).

          Determination of Commercial Paper Rate.  If the Base Rate specified on
          --------------------------------------
the face hereof is the Commercial Paper Rate, the Commercial Paper Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the Money Market Yield (as defined herein) of the rate on such date for commercial paper having the Index Maturity specified on the face hereof, as such rate shall be published in H.15(519) under the heading "Commercial Paper," or if not so published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Commercial Paper." If neither of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Interest Determination Date of three leading dealers in commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity specified on the face hereof, placed for an industrial issuer whose bond rating is " ," or the
                                                                   --
equivalent, from a nationally recognized rating agency; provided, however, that
                                                        --------  -------
if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest Rate).

          "Money Market Yield" shall be the yield calculated in accordance with the following formula:

          Money Market Yield =  D x 360
                               ------------- x 100
                               360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the Index Maturity specified on the face hereof.

          Determination of Federal Funds Rate.  If the Base Rate specified on
          -----------------------------------
the face hereof is the Federal Funds Rate, the Federal Funds Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)," or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If neither of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds as of 11:00 A.M., New York City time, on such Interest Determination Date arranged by three leading brokers in Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation
- --------  -------
Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the Federal Funds Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest Rate).

          Determination of LIBOR.  If the Base Rate specified on the face hereof
          ----------------------
is LIBOR, LIBOR with respect to this Note shall be determined on each Interest Determination Date as follows:

               (i) As of the Interest Determination Date, the Calculation Agent shall determine the arithmetic mean of the offered rates for deposits in United States dollars for the period of the Index Maturity specified on the face hereof which appear on the Reuters Screen LIBO Page at approximately 11:00 A.M., London time, on such Interest Determination Date. "Reuters Screen LIBO Page," as used herein, means the display designated as Page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

              (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of the Index Maturity, specified on the face hereof, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York selected by the Calculation Agent (after consultation with the Issuer) at approximately 11:00 A.M., New York City time, on such Interest Determination Date for loans in U.S. dollars to leading European banks, for the period of the Index Maturity and in a principal amount of not less than U.S. $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as
          --------  -------
          aforesaid by the Calculation Agent are quoting as mentioned in this sentence, LIBOR for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest Rate).

          Determination of Prime Rate.  If the Base Rate specified on the face
          ---------------------------
hereof is the Prime Rate, the Prime Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate set forth in H.15(519) for such date opposite the caption "Bank Prime Loan." If such rate is not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate for such Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen NYMF Page on such Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen NYMF Page for such Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. If fewer than two quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to quote such rate or rates. "Reuters Screen NYMF Page" means the display designated as Page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

          If in any month or two consecutive months the Prime Rate is not published in H.15(519) and the banks or trust companies selected as aforesaid are not quoting as mentioned in the preceding paragraph, the "Prime Rate" for such Interest Reset Period will be the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest
Rate). If this failure continues over three or more consecutive months, the Prime Rate for each succeeding Interest Determination Date until the maturity or redemption or repayment of this Note or, if earlier, until this failure ceases, shall be LIBOR determined as if the Base Rate specified on the face hereof were LIBOR, and the Spread, if any, shall be the number of basis points specified on the face hereof as the "Alternate Rate Event Spread."

          Determination of Treasury Rate.  If the Base Rate specified on the
          ------------------------------
face hereof is the Treasury Rate, the Treasury Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate for the auction held on such date of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof, as published in H.15(519) under the heading "Treasury Bills--auction average (investment)," or if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate on such Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity specified on the face hereof are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held on such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) calculated using the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the
                                             --------  -------
dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate for such Interest Reset Date will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest Rate).

          Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States Federal law of general application.

          At the request of the holder hereof, the Calculation Agent will provide to the holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

          Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be; provided, however, that if
                                                   --------  -------
the Interest Reset Period with respect to this Note is daily or weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which principal hereof is payable, will include interest accrued through and including the Record Date next preceding the applicable Interest Payment Date. Accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which interest is being paid. The interest factor for each such date shall be computed by dividing the interest rate applicable to such day by 360 if the Base Rate is CD Rate, Commercial Paper Rate, Federal Funds Rate, Prime Rate or LIBOR, as specified on the face hereof, or by the actual number of days in the year if the Base Rate is the Treasury Rate, as specified on the face hereof.
All percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent (with one-half cent rounded upward). The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

          This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and
                     ----------
unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

          This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, is issuable only in denominations of U.S. $[
                                                                         ------
] and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only
in denominations of the equivalent of U.S. $[       ] (rounded down to an
                                             -------
integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in New York City for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance; provided, however, in the case of ECUs, the Market Exchange Rate shall
          --------  -------
be the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication, on the Business Day immediately preceding the date of issuance.

          The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its principal corporate trust office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will
                                       --------  -------
not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

          In case any Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, a new Note of like tenor will be issued by the Issuer in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Issuer that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

          The Indenture provides that, (a) if an Event of Default (as defined in the Indenture) due to the default in payment of principal of, or interest on, any series of debt securities issued under the Indenture, including the series of Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all affected debt securities issued under the Indenture then outstanding (treated as one class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency and reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all debt securities issued under the Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, or interest on, such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

          The Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the
             --------
consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or impair or affect the right of any holder to institute suit for the payment thereof; or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture; or (c) modify any of the foregoing provisions except to increase any such percentage or to provide that other provisions cannot be modified or waived without the consent of each affected holder.

          Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default.

          If payment in respect of this Note is required to be made in ECUs and ECUs are unavailable due to the imposition of exchange controls or other circumstances beyond the Issuer's control or are no longer used in the European Monetary System, then all payments in respect of this Note shall be made in U.S. dollars until ECUs are again available or so used. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such payment is due.

          The equivalent of the ECU in U.S. dollars as of any date shall be determined by the Issuer or its agent on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Issuer or such agent on the basis of the most recently available Market Exchange Rates for such Components.

          If the official unit of any Component is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more Components are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the appropriate amounts of the consolidated component currencies expressed in such single currency. If any Component is divided into two or more currencies, the amount of the original component currency shall be replaced by the appropriate amounts of such two or more currencies, the sum of which shall be equal to the amount of the original component currency.

          All determinations referred to above made by the Issuer or its agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and binding on the holder of this Note.

          So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

          With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

          No provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

          Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

          No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in this Note, or because of the indebtedness evidenced hereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

          All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM-as tenants in common
          TEN ENT-as tenants by the entireties
           JT TEN-as joint tenants with right of survivorship and not as tenants in common

          UNIF GIFT MIN ACT-...........Custodian...............
                              (Cust.)             (Minor)


          Under Uniform Gifts to Minors Act....................
                                                  (State)

          Additional abbreviations may also be used though not in the above list.

                              --------------------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


[PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE]


                                  :
- ----------------------------------

                                  :

                                  :
- ----------------------------------------------------------------

- ----------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OF
          ASSIGNEE]

- -----------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably

- -----------------------------------------------------------------
constituting and appointing such person attorney to transfer

- -----------------------------------------------------------------
such Note on the books of the Issuer, with full power of

- -----------------------------------------------------------------
substitution in the premises.


Dated:
      -------------------------


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                            OPTION TO ELECT REPAYMENT


          The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at



- -----------------------------------------------------------------

- -----------------------------------------------------------------

- -----------------------------------------------------------------
                    (Please print or typewrite
               name and address of the undersigned)


          If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
                                                                             ---
                    ; and specify the denomination or denominations (which shall
- --------------------
not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion
not being repaid):                                   .
                    ---------------------------------


Dated:
      ---------------------   --------------------------------
                              NOTICE:  The signature on this
                              Option to Elect Repayment must
                              correspond with the name as written
                              upon the face of the within
                              instrument in every particular
                              without alteration or enlargement.